UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2008

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31666	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Carillon Parkway, St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02(e)	Compensatory Arrangements of Certain Officers

On May 12, 2008, First Advantage Corporation’s, (the “Company”) Compensation Committee approved the senior executive annual incentive program for fiscal year 2008 (“2008 Incentive Program”), which memorializes the performance measurements to be used to determine whether our Chief Executive Officer and President is eligible to receive a bonus for 2008. A previous Form 8-K was filed on April 3, 2008 with respect to the terms and conditions of the 2008 Incentive Program for the Company’s “named executive officers” as well as other senior executive officers. This Form 8-K relates to the terms and condition of the 2008 Incentive Plan approved for our Chief Executive Officer and President, Anand Nallathambi.

A bonus will be awarded to Mr. Nallathambi under the 2008 Incentive Plan based on the achievement of certain performance measurements. The bonus amount is expressed as a percentage of salary. For Mr. Nallathambi to be eligible for a bonus in 2008, at least 75 percent of the targeted operating margin for the Company must be met before any bonus is paid. No bonus will be awarded if the threshold measurement related to the Company operating income is not met. Mr. Nallathambi’s baseline bonus opportunity is 100 percent of his base salary and will be paid entirely in cash. For exceptional performance, Mr. Nallathambi may earn up to an additional 100 percent of his base salary (the “Accelerator”) for a maximum bonus opportunity of 200% of base salary. For the Accelerator to be earned, Mr. Nallathambi must achieve certain quantitative measurements as well as qualitative measurements to be determined by the Compensation Committee. If the Accelerator is earned, it will be paid 25 percent in cash and 75 percent in the form of restricted stock units, vesting over a three year period: The following is a summary of Mr. Nallathambi’s baseline bonus opportunity:

Position	Quantitative Measurement (Operating Margin)	Individual Qualitative Measurement	Maximum Percentage of Base Salary(1)
Chief Executive Officer, President, Anand Nallathambi	80%	20%	100%

(1)	For exceptional performance, Mr. Nallathambi may receive an additional 100 percent of his base salary as an Accelerator bonus if certain measurable performance goals are achieved, 80 percent which are quantitative goals, and 20 percent which are based on qualitative measurements. As indicated above, 25 percent of the Accelerator would be paid in cash and 75 percent in the form of restrictive stock units.

The bonus distributions under the 2008 Incentive Plan will be calculated at the end of the fiscal year will be based upon the audited financial results of the Company and will be paid during the first quarter of 2009, as will the bonuses for the other “named executive officers” and senior executive officers previously disclosed on April 3, 2008. The 2008 Incentive Plan is effective for fiscal year 2008 and may be changed or modified at the discretion of the Committee and Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

Date: May 13, 2008	By:	/s/ Julie Waters
	Name:	Julie Waters
	Title:	Vice President and General Counsel